[Letterhead of HLB Gross Collins, P.C.]



February 12, 2001

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Gentlemen:

We have been furnished with a copy of the response to Item 4 of Form 8-K/A for the event that occurred on December 4, 2000, to be filed by our former client, Foodvision.com, Inc. We agree with the statements made in response to that Item insofar as they relate to our Firm.

Very truly yours,

/s/ HLB Gross Collins, P.C.
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Atlanta, Georgia